Exhibit 10.11

FIRST AMENDMENT
TO THE
WEINGARTEN REALTY INVESTORS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Weingarten Realty Investors (the “Employer”) adopted the Weingarten Realty Investors Supplemental Executive Retirement Plan (the “Plan”), most recently amended and restated effective September 1, 2002; and

WHEREAS, the purpose of the plan is to supplement the retirement benefit provided under the terms of the Weingarten Realty Retirement Plan, as amended (the "Pension Plan") for selected eligible employees; and

WHEREAS, the Sponsor desires to amend the definition of “Compensation” in the Plan (referred to hereafter as “Earnings”) applied in the calculation of benefits under the Plan and to adopt certain conforming amendments under the Plan as hereafter provided;

NOW, THEREFORE, the Sponsor amends the Plan as follows:

Effective January 1, 2003, Article I, Section 1.6 “Compensation” is renumbered to Section 1.7 and is amended in its entirety to read hereafter as follows:

1.7   The Earnings of a Participant shall have the same meaning as Section 1.1(p) of the Pension Plan except that the following modifications to such definition shall apply for purposes of the Plan:

(a)	Earnings shall be increased by:

(i)	the fair market value (determined by the Board) of restricted stock awards granted during the Plan Year;

(ii)	the fair market value (determined by the Board) of stock options granted during the Plan Year; and

(b)	Earnings shall be decreased by:

(i)	any amount realized from the exercise of a non-statutory stock option or from a disqualifying disposition of an incentive stock option during the Plan Year;

(ii)	any amount includable in income derived from a non-qualified deferred compensation plan during the Plan Year;

(iii)
any amount includable in income by reason of a Participant becoming substantially vested in any restricted stock award or other transfer of property subject to Section 83 of the Code during the Plan Year; and

(c)	Earnings shall be determined without regard to any dollar limitation imposed by Section 401(a)(17) of the Code for such Plan Year.

Effective January 1, 2003, Article I, Section 1.7 “Disability” is renumbered as Section 1.6.

Effective January 1, 2003, Article I, Section 1.17 is amended by the addition of the following sentence:

“Retirement Age” shall mean the latest of the attainment of age 65, the completion of five (5) years of participation in the Plan, or the Participant’s attained age.

Effective January 1, 2003, Article III, Section 3.1 of the Plan is amended as underscored to read hereafter as follows:

3.1
Employer Credits. The Employer shall credit to the Account of each Participant an amount each Plan Year which is designed to provide the Participant a supplemental retirement benefit at Retirement Age equal to the additional retirement benefit he would have accrued under the Employer’s Pension Plan, as applicable to such Participant, if such retirement benefit were determined without regard to the benefit and compensation limitations imposed by the Code, but calculated applying the definition of “Earnings” contained herein.

(a)
The amount credited each Plan Year to the Account of a Participant hired before January 1, 2002 shall be calculated as an actuarially determined level percentage of the participant’s projected compensation that amortizes the unfunded present value of the Supplemental Benefit described below over the period remaining until the Participant attains Retirement Age. The Supplemental Benefit shall be equal to the excess of:

(i)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan’s defined benefit formula in effect December 31, 2001 (“Defined Benefit Formula”), but applying the definition of “Earnings” contained herein; over

(ii)
the projected retirement benefit payable to the Participant under the Pension Plan’s Cash Balance Formula at Retirement Age or, for Participant’s in the Pension Plan’s Transition Group, the Pension Plan’s Defined Benefit Formula at Retirement Age.

(b)
Employer Credits credited to the Account of a Participant hired on or after January 1, 2002 shall be calculated as an actuarially determined level percentage of the participant’s projected compensation that amortizes the unfunded present value of the Supplemental Benefit described below over the period remaining until the Participant attains Retirement Age. The Supplemental Benefit shall be equal to the excess of:

(i)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan’s “Cash Balance Formula” in effect April 1, 2002, but applying the definition of “Earnings” contained herein; over

(ii)	the retirement benefit payable to the Participant under the Pension Plan’s Cash Balance Formula at Retirement Age.

IN WITNESS WHEREOF, the Sponsor has executed this instrument this 3 day of November, 2003.

Weingarten Realty Investors

By:  /s/ Stephen Richter
                        Title:  Senior VP/CFO